Exhibit 99.1 - Joint Filer Information

Name:
 Juliane I. Lynch

Address:
 23205 Mercantile Road
 Beachwood, OH  44122

Designated Filer:
 Inter Alia Holding Company

Issuer & Trading Symbol:
 Northern Technologies International Corporation ("NTIC")

Date of Event Requiring Statement:
 09/29/08

Signature:
 By:	/s/ Juliane I. Lynch